UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2026

PrimeEnergy Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-7406	84-0637348
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024
(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PNRG	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PRIMEENERGY RESOURCES CORPORATION

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2026, PrimeEnergy Resources Corporation (the “Company”), as borrower, entered into a Fifth Amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of July 5, 2022 (as previously amended, the “Credit Agreement”), with Citibank, N.A., as administrative agent, and the lenders party thereto.

The Amendment modifies certain terms of the Company’s senior secured revolving credit facility and constitutes the scheduled borrowing base redetermination under the Credit Agreement. Effective as of February 24, 2026, the borrowing base was reaffirmed at $115.0 million.

Among other things, the Amendment:

●
Reduces the applicable margin by 50 basis points at each utilization level. The SOFR loan margin now ranges from 2.75% to 3.75% (previously 3.25% to 4.25%), and the alternate base rate loan margin now ranges from 1.75% to 2.75% (previously 2.25% to 3.25%), in each case, based on borrowing base utilization.

●	Updates the commodity hedging covenant by increasing the borrowing base utilization threshold in certain provisions from 25% to 30%.

●	Amends certain lender schedules and makes technical, definitional and conforming changes.

●	Includes customary post-closing obligations requiring delivery of additional mortgages and title information covering specified percentages of the borrowing base properties.

The Amendment also includes customary representations and warranties, reaffirmations of the loan parties’ obligations under the loan documents, and releases in favor of the administrative agent and lenders.

Except as expressly amended by the Amendment, the terms of the Credit Agreement remain unchanged, including the revolving commitments, collateral package, financial covenants and maturity.

As of December 31, 2025 and February 27, 2026, there were no borrowings outstanding under the Credit Agreement, and the full $115.0 million borrowing base was available.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1
This FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 24, 2026, among PRIMEENERGY RESOURCES CORPORATION (the “Borrower”), CITIBANK, N.A., as administrative agent, each Guarantor party hereto and each Lender party hereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 27, 2026	PrimeEnergy Resources Corporation

	By:	/s/ Beverly A. Cummings
Name: Beverly A. Cummings Executive Vice President